CUSIP No. 98155G101	13 G	Page 16 of 16 Pages

Exhibit 99.1

AGREEMENT

                    Pursuant to Rule 13d-1(k)(1) promulgated pursuant to the Securities Exchange Act of 1934, as amended, the undersigned agree that the attached Schedule 13G is being filed on behalf of each of the undersigned.

February 14, 2003	VENROCK ASSOCIATES

	By:	/s/ Anthony B. Evnin

Anthony B. Evnin General Partner

February 14, 2003	VENROCK ASSOCIATES II, L.P.

	By:	/s/ Anthony B. Evnin

Anthony B. Evnin General Partner

February 14, 2003		GENERAL PARTNERS

/s/ Peter O. Crisp

Peter O. Crisp

/s/ Anthony B. Evnin

Anthony B. Evnin

/s/ David R. Hathaway

David R. Hathaway

/s/ Patrick F. Latterell

Patrick F. Latterell

/s/ Ted H. McCourtney

Ted H. McCourtney

/s/ Ray A. Rothrock

Ray A. Rothrock

/s/ Kimberley A. Rummelsburg

Kimberley A. Rummelsburg

/s/ Anthony Sun

Anthony Sun